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                            PARTICIPATION AGREEMENT

          THIS AGREEMENT, dated as of the 30th day of April, 2012 by and among RIVERSOURCE LIFE INSURANCE CO. OF NEW YORK (the "Company"), a New York life insurance company, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto as may be amended from time to time (each separate account hereinafter referred to as the "Account"), RIVERSOURCE DISTRIBUTORS, INC., a Minnesota corporation (Contracts Distributor), DWS VARIABLE SERIES I, DWS VARIABLE SERIES II AND DWS INVESTMENTS VIT FUNDS (individually, a "Fund"), each a Massachusetts business trust created under a Declaration of Trust, as amended, DWS INVESTMENTS DISTRIBUTORS, INC. (the "Underwriter"), a Delaware corporation, and DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC., a Delaware corporation (the "Adviser"). The parties agree that a single document is being used for ease of administration and that this Agreement shall be treated as if it were a separate agreement with respect to each Fund, and each series thereof, that is a party hereto, severally and not jointly, as if such entity had entered into a separate agreement naming only itself as a party. Without limiting the foregoing, no Fund, or series thereof, shall have any liability under this Agreement for the obligations of any other Fund, or series thereof.

         WHEREAS, the Fund engages in business as an open-end management investment company and is or will be available to act as the investment vehicle for separate accounts established for variable life insurance and variable annuity contracts (the "Variable Insurance Products") to be offered by insurance companies which have entered into participation agreements with the Fund and Underwriter ("Participating Insurance Companies");

         WHEREAS, the beneficial interest in the Fund is divided into several series of shares of beneficial interest without par value, and, with respect to certain series, classes thereof ("Shares"), and additional series of Shares, and classes thereof, may be established, each such series of Shares designated a "Portfolio" and representing the interest in a particular managed portfolio of securities and other assets, any one or more of which may be made available under this Agreement, as may be amended from time to time by mutual agreement of the parties hereto;

         WHEREAS, the Fund has obtained an order from the Securities and Exchange Commission (the "SEC") granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended (the "1940 Act") and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit Shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies (the "Mixed and Shared Funding Exemptive Order");

         WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and Shares of the Portfolios are registered under the Securities Act of 1933, as amended (the "1933 Act");

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         WHEREAS, the Adviser, which serves as investment adviser to the Fund, is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and any applicable state securities laws;

         WHEREAS, the Company has issued or will issue certain variable life insurance and/or variable annuity contracts supported wholly or partially by the Account (the "Contracts"), and said Contracts are listed in Schedule A hereto, as it may be amended from time to time by mutual written agreement;

         WHEREAS, the Account is duly established and maintained as a segregated asset account, established by resolution of the Board of Directors of the Company, on the date shown for such Account on Schedule A hereto, to set aside and invest assets attributable to the aforesaid Contracts;

         WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act, unless such Account is exempt from registration thereunder;

         WHEREAS, the Underwriter, which serves as distributor to the Fund, is registered as a broker dealer with the SEC under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member in good standing of the Financial Industry Regulatory Authority ("FINRA"); and

         WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Portfolios, and classes thereof, listed in Schedule B hereto, as it may be amended from time to time by mutual written agreement of the parties (the "Designated Portfolios") on behalf of the Account to fund the aforesaid Contracts, and the Underwriter is authorized to sell such Shares to the Account at net asset value;

         NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund, the Adviser and the Underwriter agree as follows:

                        ARTICLE I.  Sale of Fund Shares

     1.1. The Fund has granted to the Underwriter exclusive authority to distribute the Fund's Shares, and has agreed to instruct, and has so instructed, the Underwriter to make available to the Company for purchase, on behalf of the Account, Fund Shares of those Designated Portfolios selected by the Underwriter. Pursuant to such authority and instructions, and subject to Article X hereof, the Underwriter agrees to make available to the Company for purchase on behalf of the Account, Shares of those Designated Portfolios listed on Schedule B to this Agreement, such purchases to be effected at net asset value in accordance with Section 1.3 of this Agreement. Notwithstanding the foregoing, (i) Fund series (other than those listed on Schedule B) in existence now or that may be established in the future will be made available to the Company only as the Underwriter may so provide, and (ii) the Board of Trustees of the Fund (the "Board") may refuse to sell shares of any Designated Portfolio to any person, or suspend or terminate the offering of Fund Shares of any Designated Portfolio or class thereof, if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Board acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, suspension or termination is in the best interests of the shareholders of such Designated Portfolio.

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     1.2. The Fund shall redeem, at the Company's request, any full or fractional Designated Portfolio Shares held by the Company on behalf of the Account, such redemptions to be effected at net asset value in accordance with
Section 1.3 of this Agreement. Notwithstanding the foregoing, (i) the Company shall not redeem Fund Shares attributable to Contract owners except in the circumstances permitted in Section 10.3 of this Agreement, and (ii) the Fund may suspend the right of redemption or postpone the date of payment or satisfaction upon redemption of Fund Shares of any Designated Portfolio to the extent permitted by the 1940 Act, any rules, regulations or orders thereunder.

     1.3. Purchase and Redemption Procedures

         (a) The Fund hereby appoints the Company as an agent of the Fund for the limited purpose of receiving purchase and redemption requests on behalf of the Account (but not with respect to any Fund Shares that may be held in the general account of the Company) for Shares of those Designated Portfolios made available hereunder, based on allocations of amounts to the Account or subaccounts thereof under the Contracts and other transactions relating to the Contracts or the Account. Receipt of any such request (or relevant transactional information therefore) on any day the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC (a "Business Day") by the Company as such limited agent of the Fund prior to the time that the Fund calculates its net asset value as described from time to time in the Fund Prospectus (which as of the date of execution of this Agreement is 4:00 p.m. Eastern Time) shall constitute receipt by the Fund on that same Business Day, provided that the Fund receives notice of such request by 9:30 a.m. Eastern Time on the next following Business Day.

         (b) The Company shall pay for Shares of each Designated Portfolio on the same day that it notifies the Fund of a purchase request for such Shares. Payment for Designated Portfolio Shares shall be made in federal funds transmitted to the Fund by wire to be received by the Fund by 2:00 p.m. Eastern Time on the same Business Day the Fund is notified of the purchase request for Designated Portfolio Shares pursuant to Section 1.3(a) (unless the Fund determines and so advises the Company that sufficient proceeds are available from redemption of Shares of other Designated Portfolios effected pursuant to redemption requests tendered by the Company on behalf of the Account). If federal funds are not received on time, such funds will be invested, and Designated Portfolio Shares purchased thereby will be issued, as soon as practicable and the Company shall promptly, upon the Fund's request, reimburse the Fund for any charges, costs, fees, interest or other expenses incurred by the Fund in connection with any advances to, or borrowing or overdrafts by, the Fund, or any similar expenses incurred by the Fund, as a result of portfolio transactions effected by the Fund based upon such purchase request. Upon receipt of federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund.

         (c) The Fund will redeem Designated Portfolio Shares requested on behalf of the Account, and make payment therefore, in accordance with the provisions of the then current registration statement of the Fund. Payment for Designated Portfolio Shares redeemed by the Account or the Company normally shall be made in federal funds transmitted by wire to the Company or any other designated person on the same Business Day that the Fund is properly notified of the redemption order for such Shares pursuant to Section 1.3(a) (unless redemption proceeds are to be applied to the purchase of Shares of other Designated Portfolios in accordance

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with Section 1.3(b) of this Agreement). The Fund shall not bear any responsibility whatsoever for the proper disbursement or crediting of redemption proceeds by the Company, the Company alone shall be responsible for such action.

         (d) Any purchase or redemption request for Designated Portfolio Shares held or to be held in the Company's general account shall be effected at the net asset value per share next determined after the Fund's receipt of such request, provided that, in the case of a purchase request, payment for Fund Shares so requested is received by the Fund in federal funds prior to close of business for determination of such value, as defined from time to time in the Fund Prospectus.

     1.4. The Fund shall use its best efforts to make the net asset value per share for each Designated Portfolio available to the Company by 6:30 p.m. Eastern Time each Business Day, and in any event, as soon as reasonably practicable after the net asset value per share for such Designated Portfolio is calculated, and shall calculate such net asset value in accordance with the Fund's Prospectus. Any material error in the calculation or reporting of net asset value per share, dividend or capital gain information shall be reported to the Company promptly upon discovery by the Fund. A material error in the calculation of net asset value per share shall be corrected in accordance with the procedures for correcting net asset value errors adopted by the Fund's Board of Trustees and in effect at the time of the error. Any administrative or other costs or losses directly incurred for correcting Contract owner accounts shall be the Underwriter's expense. The Fund represents and warrants that its procedures for correcting net asset value errors, including determinations of materiality, currently comply, and will continue to comply, with the 1940 Act and generally industry-wide accepted SEC staff interpretations concerning pricing errors in effect at the time of an error.

     1.5. The Fund shall furnish notice (by wire or telephone followed by written confirmation) to the Company as soon as reasonably practicable of any income dividends or capital gain distributions payable on any Designated Portfolio Shares. The Company, on its behalf and on behalf of the Account, hereby elects to receive all such dividends and distributions as are payable on any Designated Portfolio Shares in the form of additional Shares of that Designated Portfolio. The Company reserves the right, on its behalf and on behalf of the Account, to revoke this election and to receive all such dividends and capital gain distributions in cash. The Fund shall notify the Company of the number of Designated Portfolio Shares so issued as payment of such dividends and distributions.

     1.6. Issuance and transfer of Fund Shares shall be by book entry only. Stock certificates will not be issued to the Company or the Account. Purchase and redemption orders for Fund Shares shall be recorded in an appropriate ledger for the Account or the appropriate subaccount of the Account.

     1.7. The parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; the Fund's Shares may be sold to other insurance companies (subject to Section 1.8 hereof) and to certain qualified retirement plans, and the cash value of the Contracts may be invested in other investment companies.

     1.8. The Underwriter and the Fund shall sell Fund Shares only to Participating Insurance Companies and their separate accounts and to persons or plans ("Qualified Persons") that qualify to purchase Shares of the Fund under
Section 817(h) of the Internal Revenue Code of

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1986, as amended (the "Code"), and the regulations thereunder without impairing the ability of the Account to consider the portfolio investments of the Fund as constituting investments of the Account for the purpose of satisfying the diversification requirements of Section 817(h). The Underwriter and the Fund shall not sell Fund Shares to any insurance company or separate account unless an agreement complying with Article VI of this Agreement is in effect to govern such sales. The Company hereby represents and warrants that it and the Account are Qualified Persons. The Fund reserves the right to cease offering Shares of any Designated Portfolio in the discretion of the Fund.

             ARTICLE II.  Representations, Warranties and Covenants

     2.1. The Company represents and warrants that the Contracts (a) are or, prior to issuance, will be registered under the 1933 Act or, alternatively (b) are not registered because they are properly exempt from registration under the 1933 Act or will be offered exclusively in transactions that are properly exempt from registration under the 1933 Act. The Company further represents and warrants that the Contracts will be issued and sold in compliance in all material respects with all applicable federal securities and state securities and insurance laws. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law, that it has legally and validly established the Account prior to any issuance or sale thereof as a segregated asset account under applicable insurance laws, and that it (a) has registered or, prior to any issuance or sale of the Contracts, will register the Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts, or alternatively (b) has not registered the Account in proper reliance upon an exclusion from registration under the 1940 Act. The Company shall register and qualify the Contracts or interests therein as securities in accordance with the laws of the various states only if and to the extent deemed advisable by the Company.

     2.2. The Fund represents and warrants that Fund Shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance in all material respects with all applicable federal and state securities laws and that the Fund is and shall remain registered under the 1940 Act. The Fund shall amend the registration statement for its Shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of the shares of the Designated Portfolios. The Fund shall register and qualify such Shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund or the Underwriter after taking into consideration any state insurance law requirements.

     2.3. The Fund makes no representations as to whether any aspect of its operations, including, but not limited to, investment policies, fees and expenses, complies with the insurance and other applicable laws of the various states, except that the Fund represents that the investment policies, fees and expenses of the Designated Portfolios, are and shall at all times remain in compliance with the insurance laws of the State of New York to the extent required to perform this Agreement.

     2.4. The Fund represents that it is a Massachusetts business trust duly organized and validly existing under the laws of the Commonwealth of Massachusetts and that the Designated Portfolios do and will comply in all material respects with all applicable provisions of the 1940 Act.

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     2.5. The Underwriter represents and warrants that it is a member in good standing of FINRA and is registered as a broker-dealer with the SEC. The Underwriter further represents that it will sell and distribute the shares of the Designated Portfolios in accordance with any applicable state and federal securities laws.

     2.6. The Adviser represents and warrants that it is and shall remain duly registered as an investment adviser under all applicable federal and state securities laws and that it shall perform its obligations for the Fund in compliance in all material respects with any applicable state and federal securities laws.

     2.7. The Fund, the Adviser and the Underwriter represent and warrant that all of their trustees, directors, officers, employees, investment advisers, and other individuals or entities dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimum coverage as required currently by Rule 17g-1 of the 1940 Act or such related provisions as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

     2.8. The Company represents and warrants that all of its directors, officers, employees, investment advisers, and other individuals or entities employed or controlled by the Company dealing with the money and/or securities of the Account are covered by a blanket fidelity bond or similar coverage for the benefit of the Account, in an amount not less than $5 million. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company. The Company agrees to hold for the benefit of the Fund and to pay to the Fund any amounts lost from larceny, embezzlement or other events covered by the aforesaid bond to the extent such amounts properly belong to the Fund pursuant to the terms of this Agreement. The Company agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Fund and the Underwriter in the event that such coverage no longer applies.

     2.9. The Company represents and warrants that all shares of the Designated Portfolios purchased by the Company will be purchased on behalf of one or more unmanaged separate accounts that offer interests therein that are registered under the 1933 Act and upon which a registration fee has been or will be paid or that are unregistered because the interests are exempt from registration under the 1933 Act, and the Company acknowledges that the Fund intends to rely upon this representation and warranty for purposes of calculating SEC registration fees payable with respect to such Shares of the Designated Portfolios pursuant to Form 24F-2 or any similar form or SEC registration fee calculation procedure that allows the Fund to exclude Shares so sold for purposes of calculating its SEC registration fee. The Company will certify the amount of any Shares of the Designated Portfolios purchased by the Company on behalf of any separate account offering interests not subject to registration under the 1933 Act. The Company agrees to cooperate with the Fund on no less than an annual basis to certify as to its continuing compliance with this representation and warranty.

     2.10. The Company represents and warrants as follows:

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         (a) The Company has in place an AML Program including at a minimum the following elements:

              (i) Implementation and maintenance of client identification procedures and "know your customer" procedures appropriate to potential and existing customers.

              (ii) Adoption of an AML Program by a designated person with authority to oversee the AML policies and procedures; and

              (iii) Education and/or training programs for officers and employees regarding AML policies and procedures.

Company agrees to comply with its obligations under anti-money laundering ("AML") laws, rules and regulations, including but not limited to its obligations under the United States Bank Secrecy Act of 1970, as amended (by the USA PATRIOT Act of 2001 and other laws) and the rules, regulations and official guidance issued thereunder (collectively, the "BSA").

          (b) The Company agrees to take all reasonable steps to ensure that it does not engage in transactions with any person, government or entity (i) subject to economic sanctions administered by the Department of the Treasury's Office of Foreign Assets Control ("OFAC") or (ii) appearing on OFAC's Specially Designated Nationals ("SDN") list or (iii) designated by the Department of Treasury as being subject to Special Measures under Section 311 of the USA Patriot Act. .

          (c) The Company hereby represents, covenants and warrants to the Fund and the Underwriter that:

     (i) None of the Company's employees who are authorized in connection with their employment to transact business with the Fund or Underwriter in accounts in the Company's name, in any nominee name maintained for the Company, or for which the Company serves as financial institution of record are designated or targeted under any of the Sanctions or Special Measures and that no transactions placed in any such accounts by any of the Company's authorized employees will contravene any of the Sanctions or Special Measures;

     (ii) As the Sanctions or Special Measures are updated, the Company shall periodically review them to confirm that none of the Company's employees that are authorized to transact business with the Fund or Underwriter are designated or targeted under any of the Sanctions or Special Measures; and

     (iii) The Company, including any of the Company's affiliates, does not maintain offices in any country or territory to which any of the Sanctions or Special Measures prohibit the export of services or other dealings.

The Company agrees to notify the Fund and the Underwriter or the Portfolios' transfer agent promptly when and if it learns that the establishment or maintenance of any account holding, or transaction in or relationship with a holder of, Portfolio shares pursuant to this Agreement violates or appears to violate any of the Sanctions or Special Measures.

The Fund and/or Underwriter reserve the right to request written certification from the Company affirming that its AML program continues to abide by applicable AML laws and regulations. The Company agrees to make AML documentation available for review by the Fund and/or Underwriter, its auditors and/or Government Examiners.

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2.11. The Company has developed, implemented and maintains policies and procedures reasonably designed to prevent the use of the Account(s) by persons engaged in short-term trading or excessive trading. The Company agrees to comply with the provisions of Schedule D attached hereto, which are designed to carry out the provisions of Rule 22c-2 of the 1940 Act.

     The Company represents and warrants that it has reserved sufficient flexibility in the Contracts to impose such limitations and restrictions on transfers and purchases of the underlying investments for the Contracts, including specifically the Designated Portfolios, as provided for in Schedule D to this Agreement.

     The Company acknowledges that all orders accepted by the Company for the Accounts are subject to the obligations of the Company in this Section 2.11, including the obligation to prevent the use of the Accounts for short-term trading or excessive trading, and that the Fund, the Adviser or the Underwriter may take such actions as it deems to be in the best interests of shareholders of the Designated Portfolios to enforce such obligations and to otherwise prevent such trading in shares of the Designated Portfolios as provided for in Schedule D to this Agreement.

     The Fund, the Adviser and the Underwriter shall not be responsible for any losses or costs incurred by the Company, the Account or Account participants as a result of the revocation, rejection or cancellation of orders made by the Company in furtherance of the enforcement of their policy to prevent short-term trading and excessive trading in shares of the Designated Portfolios.

     2.12. The Company shall comply with any applicable privacy and notice provisions of 15 U.S.C. Sections 6801-6827 and any applicable regulations promulgated thereunder (including but not limited to 17 C.F.R. Part 248) as they may be amended.

     2.13. Neither the Fund, any Designated Portfolio, the Underwriter, nor any of their affiliates shall be liable for any information provided to the Company pursuant to this Agreement which information is based on incorrect information supplied by the Company to the Fund or the Underwriter. The Company agrees that the Fund, the Underwriter and the Adviser shall bear no responsibility for any act of any unaffiliated fund or the investment adviser or underwriter thereof.

             ARTICLE III. Prospectuses and Proxy Statements; Voting

     3.1. The Underwriter shall provide the Company with as many copies of the Fund's current prospectus (describing only the Designated Portfolios listed on Schedule B) and Statement of Additional Information ("SAI") as the Company may reasonably request. If requested by the Company in lieu thereof, the Fund shall provide such documentation (including a final copy of the new prospectus on computer diskette or other electronic means at the Fund's expense) and other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus and/or SAI for a Designated Portfolio is amended) to have the prospectus, private offering memorandum or other disclosure document ("Disclosure Document") for the Contracts and the prospectus for the Designated Portfolios printed together in one document. Alternatively, the Company may print the Fund's prospectus and/or its SAI in

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combination with other fund companies' prospectuses and statements of additional information. Expenses with respect to the foregoing shall be borne as provided under Article V.

     3.2. The Fund's prospectus shall state that the current SAI for the Fund is available from the Underwriter or the Company (or in the Fund's discretion, the prospectus shall state that the SAI is available from the Fund) and the Fund shall provide a copy of such SAI to any owner of a Contract who requests such SAI and to the Company in such quantities as the Company may reasonably request. Expenses with respect to the foregoing shall be borne as provided under Article V.

     3.3. The Fund shall provide the Company with copies of its proxy statements, reports to shareholders, and other communications to shareholders of the Designated Portfolios in such quantity as the Company shall reasonably require for distributing to Contract owners. Expenses with respect to the foregoing shall be borne as provided under Article V.

     3.4. The Company shall:

               (a) solicit voting instructions from Contract owners;

               (b) vote the shares of each Designated Portfolio in accordance with instructions received from Contract owners; and

               (c) vote shares of each Designated Portfolio for which no instructions have been received in a particular separate account in the same proportion as shares of such Designated Portfolio for which instructions have been received in that separate account, so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners or to the extent otherwise required by law. The Company reserves the right to vote shares of each Designated Portfolio held in any segregated asset account in its own right, to the extent permitted by law.

     3.5. The Fund reserves the right, upon prior written notice to the Company (given at the earliest practicable time), to take all actions, including but not limited to, the dissolution, termination, merger and sale of all assets of the Fund or any Designated Portfolio upon the sole authorization of the Board, to the extent permitted by the laws of the Commonwealth of Massachusetts and the 1940 Act.

     3.6. Participating Insurance Companies shall be responsible for assuring that each of their separate accounts participating in a Designated Portfolio calculates voting privileges as required by the Mixed and Shared Funding Exemptive Order and consistent with any reasonable standards that the Fund may adopt and provide in writing.

     3.7. It is understood and agreed that, except with respect to information regarding the Fund, the Underwriter, the Adviser or Designated Portfolios provided in writing by the Fund, the Underwriter or the Adviser, none of the Fund, the Underwriter or the Adviser is responsible for the content of the prospectus or statement of additional information for the Contracts.

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     3.8 If the Fund and the Company agree to distribute Fund summary prospectuses to Contract owners pursuant to Rule 498 of the 1933 Act, as set forth in Schedule E of this Agreement, then each party to the Agreement represents and warrants that it complies with the requirements of Rule 498 and applicable SEC guidance regarding the Rule in connection therewith, and that it maintains policies and procedures reasonably designed to ensure that it can meet its obligations in connection with Fund summary prospectuses. The parties agree to comply with the terms included in the attached Schedule E as of the effective date of this Agreement.

                  ARTICLE IV.  Sales Material and Information

     4.1. The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material that the Company develops or uses and in which the Fund (or a Designated Portfolio thereof) or the Adviser or the Underwriter is named at least ten Business Days prior to its use. The Fund or its designee reserves the right to reasonably object to the use of any such sales literature or other promotional material in which the Fund (or a Designated Portfolio thereof) or the Adviser or the Underwriter is named within ten Business Days after receipt of such material, and no such material shall be used if the Fund or its designee so objects.

     4.2. The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus or SAI for the Fund Shares, as such registration statement and prospectus or SAI may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee or by the Underwriter, except with the written permission of the Fund or the Underwriter or the designee of either.

     4.3. The Fund and the Underwriter, or their designee, shall furnish, or shall cause to be, furnished, to the Company or its designee, each piece of sales literature or other promotional material that it develops or uses and in which the Company, the Account(s) and/or the Contracts are named at least ten Business Days prior to its use. The Company or its designee reserves the right to reasonably object to the use of any such sales literature or other promotional material in which the Company, the Account(s) and/or the Contracts are named within ten Business Days after receipt of such material, and no such material shall be used if the Company or its designee so objects.

     4.4. The Fund and the Underwriter shall not give any information or make any representations on behalf of the Company or concerning the Company, the Account, or the Contracts other than the information or representations contained in a registration statement, prospectus (which shall include an offering memorandum, if any, if the Contracts issued by the Company or interests therein are not registered under the 1933 Act), or SAI for the Contracts, as such registration statement, prospectus, or SAI may be amended or supplemented from time to time, or in published reports for the Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee, except with the written permission of the Company.

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     4.5. The Fund will provide to the Company at least one complete copy of all registration statements, any prospectuses and SAIs, reports, proxy statements, and all amendments to any of the above, that relate to the Designated Portfolio(s) reasonably promptly after the filing of such document(s) with the SEC or FINRA or other regulatory authorities. Upon request, the Fund will provide to the Company copies of SEC exemptive orders and no-action letters and sales literature and other promotional material that relate to the Designated Portfolios and to the performance of this Agreement by the parties.

     4.6. The Company will provide to the Fund at least one complete copy of all registration statements, any prospectuses (which shall include an offering memorandum, if any, if the Contracts issued by the Company or interests therein are not registered under the 1933 Act) and SAIs, reports, solicitations for voting instructions, and all amendments to any of the above, that relate to the Contracts or the Account(s) reasonably promptly after the filing of such document(s) with the SEC or FINRA or other regulatory authorities. Or, if a Contract and its associated Account are exempt from registration, at the time such documents are first published. Upon request, the Company will provide to the Fund copies of SEC exemptive orders and no-action letters, solicitations of voting instructions and sales literature and other promotional material that relate to the Contracts or the Account and the performance of this Agreement by the parties. The Company shall use reasonable efforts to provide to the Fund and the Underwriter any complaints received from the Contract owners pertaining to the Fund or the Designated Portfolios.


     4.7. The Fund will provide the Company with as much notice as is reasonably practicable of any proxy solicitation for any Designated Portfolio, and of any material change in the Fund's registration statement, particularly any change resulting in a change to the registration statement or prospectus for any Account. The Fund will work with the Company so as to enable the Company to solicit proxies from Contract owners, or to make changes to its prospectus or registration statement, in an orderly manner. The Fund will make reasonable efforts to attempt to have changes affecting Contract prospectuses become effective simultaneously with the annual updates for such prospectuses.

     4.8. For purposes of this Article IV, the phrase "sales literature and other promotional materials" includes, but is not limited to, any of the following that refer to the Fund or any affiliate of the Fund: advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, internet website (or other electronic media), telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, SAIs, shareholder reports, proxy materials, and any other communications distributed or made generally available with regard to the Fund.

                         ARTICLE V.  Fees and Expenses

     5.1. Except as specifically provided in Section 5.4 of this Agreement related to Class B or Class B2 shares, the Fund, the Adviser and the Underwriter shall pay no fee or other compensation to the Company under this Agreement, although the parties hereto will bear certain expenses in accordance with Schedule C and other provisions of this Agreement.

     5.2. All expenses incident to performance by the Fund under this Agreement shall be paid by the Fund, except and as further provided in Schedule C. The cost of setting the Fund's prospectus in type, setting in type and printing the Fund's proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), the preparation of all statements and notices relating to the Fund required by any federal or state law, and all taxes on the issuance or transfer of the Fund's Shares shall be borne by the parties hereto as set forth in Sections 5.5 and 5.6 and on Schedule C.

     5.3. The expenses of distributing the Fund's prospectus to new and existing owners of Contracts issued by the Company and of distributing the Fund's proxy materials and reports to Contract owners shall be borne by the parties hereto as set forth in Sections 5.5 and 5.6 and on Schedule C.

     5.4. The provisions of this Section 5.4 apply to Class B Shares and, if applicable, Class B2 Shares. The Company or Contracts Distributor agrees to provide distribution services ("Distribution Services") for the Class B Shares and, if applicable, Class B2 Shares of the Designated Portfolios including the following types of services:

         (1) Printing and mailing of Fund prospectuses, statements of additional information, any supplements thereto and shareholder reports for prospective Contract owners.

         (2) Developing, preparing, printing and mailing of Fund advertisements, sales literature and other promotional materials describing and/or relating to the Fund and including materials intended for use within the Company, or for broker-dealer only use or retail use.

         (3) Holding seminars and sales meetings designed to promote the distribution of Fund Shares.

         (4) Obtaining information and providing explanations to Contract owners regarding Fund investment objectives and policies and other information about the Fund and its Portfolios, including the performance of the Portfolios.

         (5) Training sales personnel regarding the Fund.

         (6) Compensating sales personnel and financial services firms in connection with the allocation of cash values and premiums of the Contracts to the Fund.

         (7) Personal service with respect to Fund Shares attributable to Contract owners' accounts.

In consideration of the Company or Contracts Distributor performing the Distribution Services and subject to the conditions and limitations provided below, the Underwriter will make quarterly payments to the Company or Contracts Distributor pursuant to the Fund's Master Distribution Plan for Class B Shares and, if applicable, for Class B2 Shares, as amended from time to time, at the annual rate of 0.25% of the average daily net asset value of the Class B Shares and, if applicable, of the Class B2 Shares of each Designated Portfolio held by the Company pursuant to this Agreement. The payments to the Company or Contracts Distributor under the Master Distribution Plan for Class B or Class B2 Shares, as applicable, pursuant to the foregoing may be reduced or eliminated by action of the Board of Trustees of the Fund, effective upon notice to the Company or Contracts Distributor of such action.

          The Company shall perform all record keeping services (the "Record Keeping Services") with respect to the Contracts, including, without limitation, the following:

         (a) Maintaining separate records for each Contract owner , which shall reflect the Designated Portfolio shares purchased and redeemed and Designated Portfolio share balances of such Contract owners. The Company will maintain omnibus accounts with each Designated Portfolio on behalf of Contract owners, and such accounts shall be in the name of the Company (or its nominee) as the record owner of shares owned by such Contract owners.

         (b) Disbursing or crediting to Contract owners all proceeds of redemptions of shares of the Designated Portfolios and processing all dividends and other distributions reinvested in shares of the Designated Portfolios.

         (c) Preparing and transmitting to Contract owners, as required by law, periodic statements showing the total number of shares owned, purchases and redemptions of Designated Portfolio shares and dividends and other distributions paid, and such other information as may be required, from time to time, by Contract owners.

         (d) Maintaining and preserving all records required by law to be maintained and preserved in connection with providing the foregoing services for Contract owners.

         (e) Generating written confirmations to Contract owners, to the extent required by law.

         (f) Administering the distribution to existing Contract owners of Fund prospectuses, proxy materials, periodic reports to shareholders and other materials that the Designated Portfolios provide to their shareholders (the printing and distribution expense to be borne as set forth in Sections 5.5 and
5.6 and on Schedule C).

         (g) Aggregating and transmitting purchase and redemption orders to the Designated Portfolios on behalf of the Contract owners.

     In consideration of the Company performing the Record Keeping Services and subject to the conditions and limitations provided below, the Fund agrees to pay the Company, quarterly, a record keeping fee at the annual rate of 0.15% of the average daily net assets of the Class B Shares and, if applicable, of the Class B2 Shares of each Designated Portfolio held by the Company pursuant to this Agreement. The Company represents and agrees that no charge imposed by it on Contract owners is specifically intended or designed to compensate the Company for the Record Keeping Services. Only the following classes and series of DWS INVESTMENTS VIT FUNDS pay a record keeping fee: the Class B shares of DWS RREEF Real Estate Securities VIP and the Class B-2 shares of DWS Equity 500 index VIP. The payments to the Company for Record Keeping Services pursuant to the foregoing may be reduced or eliminated by action of the Board of Trustees of the Fund, effective upon notice to the Company of such action.

     5.5 In addition to the provisions set forth in Schedule C, the Fund will bear, or arrange for others to bear, the material, usual, customary and reasonable costs of preparing and filing with the SEC the Fund's prospectus, statement of additional information and any amendments or supplements thereto (collectively, the "Fund Prospectus"), fund proxy and similar materials such as voting solicitation instructions, and other shareholder communications required to be produced and distributed as determined by the Company as a result of Fund changes driven by Fund including, but not limited to, a liquidation of the assets and termination of its existence or other reorganization, or merger of Fund; a change in the name, fund fees, investment strategy or objective or an investment adviser of Fund; and any other Fund change not otherwise itemized herein (collectively "Fund-Driven Event Fund Disclosure Materials").

     Fund will bear, or arrange for others to bear, the material, usual, customary and reasonable costs of providing any Fund-Driven Event Fund Disclosure Materials to the Company; printing any Fund-Driven Event Fund Disclosure Materials; distributing any printed Fund-Driven Event Fund Disclosure Materials to Participants including postage costs of mailing printed Fund-Driven Event Fund Disclosure Materials and making Fund-Driven Event Fund Disclosure Materials available electronically; and expenses associated with the operational (i.e. systems and technology) costs to facilitate the Fund changes. At the option of the Company, Fund will either:

         (a) set for printing, print and provide to the Company as many copies of the Fund-Driven Event Fund Disclosure Materials as the Company may reasonably request for distribution to Participants; or

         (b) provide the Company with camera-ready copy, computer disk, or other medium agreed to by the Parties, of Fund-Driven Event Fund Disclosure Materials in a form suitable for printing.

     Fund will provide to the Company in a timely fashion the complete information needed to distribute printed Fund-Driven Event Fund Disclosure Materials or make such Fund-Driven Event Fund Disclosure Materials available electronically.

     Fund will bear, or arrange for others to bear, the material, usual, customary and reasonable costs of proxy voting including, but not limited to, vote assembly, postage, processing, tabulation and project management.

     Fund will reimburse the Company for any material, usual, customary and reasonable costs the Company incurs under this Section 5.5. The Company agrees to use its best efforts to minimize any such costs and will provide Fund with acceptable documentation of any such costs incurred.

     5.6 In addition to the provisions set forth in Schedule C, the Fund will bear, or arrange for others to bear, the material, usual, customary and reasonable costs of preparing and filing with the SEC the Account's prospectus and statement of additional information and any amendments or supplements thereto (collectively, the "Account Prospectus"), account proxy and similar materials such as voting solicitation instructions, and other communications required to be produced and distributed as determined by the Company as a result of Fund changes driven by Fund including, but not limited to, a liquidation of the assets and termination of its existence or other reorganization, or merger of Fund; a change in the name, fund fees, investment strategy or objective or an investment adviser of Fund; and any other Fund change not otherwise itemized herein (collectively, "Fund-Driven Event Account Disclosure Materials").

     Fund will bear, or arrange for others to bear, the material, usual, customary and reasonable costs of printing any Fund-Driven Event Account Disclosure Materials; distributing any printed Fund-Driven Event Account Disclosure Materials to Participants and prospective Participants (as appropriate) under the Contracts (collectively, "Prospects") including postage costs of mailing printed Fund-Driven Event Account Disclosure Materials and making Fund-Driven Event Account Disclosure Materials available electronically; and expenses associated with the operational (i.e. systems and technology) costs to facilitate the Fund changes. At its option, the Company will, as appropriate:

         (a) set for printing and print as many copies of the Fund-Driven Event Account Disclosure Materials as the Company may reasonably need for distribution to Participants and Prospects, and mail such materials; and

         (b) prepare the Fund-Driven Event Account Disclosure Materials in electronic format, and make such materials available electronically.

     Fund will provide to Company in a timely fashion the complete information needed to distribute printed Fund-Driven Event Account Disclosure Materials or make Fund-Driven Event Account Disclosure Materials available electronically.

     Fund will reimburse the Company for the Company's material, usual, customary and reasonable costs incurred under this Section 5.6. The Company agrees to use its best efforts to minimize any such costs and will provide Fund with acceptable documentation of any such costs incurred.

                 ARTICLE VI.  Diversification and Qualification

     6.1. The Fund will invest the assets of each Designated Portfolio in such a manner as to ensure that the Contracts will be treated as annuity or life insurance contracts, whichever is appropriate, under the Code and the regulations issued thereunder (or any successor provisions). Without limiting the scope of the foregoing, the Fund will, with respect to each Designated Portfolio, comply with Section 817(h) of the Code and Treasury Regulation
Section 1.817-5, and any Treasury interpretations thereof, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts, and any amendments or other modifications or successor provisions to such Section or Regulations. In the event of a breach of this Article VI by the Fund, it will take all reasonable steps (a) to notify the Company of such breach and (b) to adequately diversify the affected Designated Portfolio so as to achieve compliance within the grace period afforded by Treasury Regulation
Section 1.817-5.

     6.2. The Fund represents that each Designated Portfolio is or will be qualified as a Regulated Investment Company under Subchapter M of the Code, and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provisions) and that it will notify the Company immediately upon having a reasonable basis for believing that a Designated Portfolio has ceased to so qualify or that it might not so qualify in the future.

     6.3. The Company represents that the Contracts are currently, and at the time of issuance shall be, treated as life insurance or annuity contracts, under applicable provisions of the Code, and that it will make every effort to maintain such treatment, and that it will notify the Fund and the Underwriter immediately upon having a reasonable basis for believing the Contracts have ceased to be so treated or that they might not be so treated in the future. The Company agrees that any prospectus offering a contract that is intended to be a "modified endowment contract" as that term is defined in Section 7702A of the Code (or any successor or similar provision), shall identify such contract as a modified endowment contract.

                       ARTICLE VII . Potential Conflicts

     7.1. The Board will monitor the Fund for the existence of any material irreconcilable conflict among the interests of the contract owners of all separate accounts investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable insurance laws or regulations;
(c) a tax ruling or provision of the Internal Revenue Code or the regulations thereunder; (d) any other development relating to the tax treatment of insurers, contract or policy owners or beneficiaries of variable annuity contracts or variable life insurance policies; (e) the manner in which the investments of any Designated Portfolio are being managed; (f) a difference in voting instructions given by variable annuity contract owners, on the one hand, and variable life insurance policy owners, on the other hand, or by the contract owners or policy owners of different Participating Insurance Companies; or (g) a decision by a Participating Insurance Company to disregard the voting instructions of its contract owners. The Board shall promptly inform the Company by written notice if it determines that an irreconcilable material conflict exists and the implications thereof.

     7.2. The Company and the Adviser will report any potential or existing conflicts of which it is aware to the Board. The Company will assist the Board in carrying out its responsibilities under the Mixed and Shared Funding Exemptive Order, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Board whenever Contract owner voting instructions are disregarded. At least annually, and more frequently if deemed appropriate by the Board, the Company shall submit to the Adviser, and the Adviser shall at least annually submit to the Board, such reports, materials and data as the Board may reasonably request so that the Board may fully carry out the obligations imposed upon it by the conditions contained in the Mixed and Shared Funding Exemptive Order; and said reports, materials and data shall be submitted more frequently if deemed appropriate by the Board. The responsibility to report such information and conflicts to the Board will be carried out with a view only to the interests of the Contract owners.

     7.3. If it is determined by a majority of the Board, or a majority of its disinterested members, that a material irreconcilable conflict exists, the Company and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested Board members), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1) withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Designated Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Designated Portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account.

     7.4. If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Fund's election, to withdraw the affected Account's investment in any Designated Portfolio and terminate this Agreement with respect to such Account; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. The Company will bear the cost of any remedial action, including such withdrawal and termination. Any such withdrawal and termination must take place within six
(6) months after the Fund gives written notice that this provision is being implemented, and until the end of that six month period the Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of such Designated Portfolio.

     7.5. If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account's investment in the Fund and terminate this Agreement with respect to such Account within six months after the Board informs the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Until the end of the foregoing six month period, the Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of such Designated Portfolios.

     7.6. For purposes of Sections 7.3 through 7.6 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to establish a new funding medium for the Contracts. The Company shall not be required by Section 7.3 to establish a new funding medium for the Contract if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Board determines that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw an Account's investment in any Designated Portfolio and terminate this Agreement within six (6) months after the Board informs the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested members of the Board.

     7.7. If and to the extent the Mixed and Shared Funding Exemption Order or any amendment thereto contains terms and conditions different from Sections 3.4, 3.6, 7.1, 7.2, 7.3, 7.4, and 7.5 of this Agreement, then the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with the Mixed and Shared Funding Exemptive Order, and Sections 3.4, 3.6, 7.1, 7.2, 7.3, 7.4 and 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in the Mixed and Shared Funding Exemptive Order or any amendment thereto. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 or any similar rule is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, then (a) the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3 or any similar rule, as adopted, to the extent such rules are applicable; and (b) Sections 3.4, 3.6, 7.1., 7.2, 7.3, 7.4, and 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

                         ARTICLE VIII. Indemnification

     8.1. Indemnification By the Company

         (a) The Company agrees to indemnify and hold harmless the Fund, the Adviser and the Underwriter and each of its trustees, directors and officers, and each person, if any, who controls the Fund, the Adviser or Underwriter within the meaning of Section 15 of the 1933 Act or who is under common control with the Underwriter, excluding any Participating Insurance Company, (collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses) ("Losses"), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Shares of the Designated Portfolios or the Contracts; and:

              (i) arise out of or are based upon any untrue statement or alleged untrue statements of any material fact contained in the registration statement, prospectus (which shall include an offering memorandum, if any), or SAI for the Contracts or contained in the Contracts or sales literature or promotional materials for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Fund for use in the registration statement, prospectus or SAI for the Contracts or in the Contracts or sales literature or promotional materials (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund Shares; or

              (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI, or sales literature or promotional materials of the Fund not supplied by the Company or persons under its control) or wrongful conduct of the Company or its agents or persons under the Company's authorization or control, with respect to the sale or distribution of the Contracts or Fund Shares; or

              (iii) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in any registration statement, prospectus, statement of additional information or sales literature for any fund not affiliated with the Fund or the Company ("Unaffiliated Fund"), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or otherwise pertain to or arise in connection with the availability of any Unaffiliated Fund as an underlying funding vehicle in respect of the Contracts, or arise out of or are based upon any act or omission on the part of the investment adviser or underwriter of an Unaffiliated Fund, but only to the extent that the Company is entitled to indemnification for such Losses from the Unaffiliated Fund. To the extent such Losses are with respect to a fund affiliated with the Company, the limitation created by the final clause preceding this sentence will not apply; or

              (iv) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI, or sales literature or promotional materials of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished to the Fund by or on behalf of the Company; or

              (v) arise out of or result from any failure by the Company to provide the services or furnish the materials required under the terms of this Agreement; or

              (vi) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company;

as limited by and in accordance with the provisions of Sections 8.1(b), 8.1(c) and 8.1(d) hereof.

         (b) The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties, or by reason of such Indemnified Party's reckless disregard of its obligations or duties either under this Agreement or to the Company, the Fund, the Adviser, the Underwriter or the Account, whichever is applicable.

         (c) The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability that it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Company has been materially prejudiced by such failure to give notice. In case any such action is brought against an Indemnified Party, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action and to settle the claim at its own expense; provided, however, that no such settlement shall, without the Indemnified Parties' written consent, include any factual stipulation referring to the Indemnified Parties or their conduct. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

         (d) The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund Shares or the Contracts or the operation of the Fund.

     8.2. Indemnification by the Underwriter

         (a) The Underwriter agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of Shares of the Designated Portfolios or the Contracts; and:

              (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or SAI or sales literature or promotional materials of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Underwriter or Fund by or on behalf of the Company for use in the registration statement, prospectus or SAI for the Fund or in sales literature or promotional materials (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund Shares; or

              (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI or sales literature or promotional materials for the Contracts not supplied by the Underwriter or persons under its control) or wrongful conduct of the Fund or Underwriter or persons under their control, with respect to the sale or distribution of the Contracts or Fund Shares; or

              (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI or sales literature or promotional materials covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Fund or the Underwriter; or

              (iv) arise out of or result from any material breach of any representation, warranty or agreement made by the Underwriter, the Adviser or the Fund in this Agreement (including a failure of the Fund, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VI of this Agreement);

as limited by and in accordance with the provisions of Sections 8.2(b), 8.2(c) and 8.2(d) hereof.

         (b) The Underwriter shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties, or by reason of such Indemnified Party's reckless disregard of obligations and duties either under this Agreement or to the Company, the Fund, the Adviser, the Underwriter or the Account, whichever is applicable.

         (c) The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Underwriter has been materially prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Party, the Underwriter will be entitled to participate, at its own expense, in the defense thereof. The Underwriter also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action and to settle the claim at its own expense; provided, however, that no such settlement shall, without the Indemnified Parties' written consent, include any factual stipulation referring to the Indemnified Parties or their conduct. After notice from the Underwriter to such party of the Underwriter's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Underwriter will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

         (d) The Indemnified Parties agree promptly to notify the Underwriter of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Contracts or the operation of the Account.

     8.3. Indemnification By the Fund

         (a) The Fund agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.3) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation (including legal and other expenses) to which the Indemnified Parties may be required to pay or may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages, liabilities or expenses (or actions in respect thereof) or settlements, are related to the operations of the Fund and arise out of or result from any material breach of any representation, warranty or agreement made by the Fund in this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VI of this Agreement);

as limited by and in accordance with the provisions of Sections 8.3(b), 8.3(c) and 8.3(d) hereof.

         (b) The Fund shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties, or by reason of such Indemnified Party's reckless disregard of obligations and duties either under this Agreement or to the Company, the Fund, the Adviser, the Underwriter or the Account, whichever is applicable.

         (c) The Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve the Fund from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent the Fund has been materially prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, the Fund will be entitled to participate, at its own expense, in the defense thereof. The Fund also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action and to settle the claim at its own expense; provided, however, that no such settlement shall, without the Indemnified Parties' written consent include any factual stipulation referring to the Indemnified Parties or their conduct. After notice from the Fund to such party of the Fund's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

         (d) The Indemnified Parties agree promptly to notify the Fund of the commencement of any litigation or proceeding against it or any of its respective officers or trustees in connection with the Agreement, the issuance or sale of the Contracts, the operation of any Account, or the sale or acquisition of Shares of the Fund.

                          ARTICLE IX.  Applicable Law

     9.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the Commonwealth of Massachusetts.

     9.2. This Agreement shall be subject to the applicable provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, any Mixed and Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith. If, in the future, the Mixed and Shared Funding Exemptive Order should no longer be necessary under applicable law, then Article VII shall no longer apply.

                             ARTICLE X. Termination

     10.1. This Agreement shall continue in full force and effect until the first to occur of:

         (a) termination by any party, for any reason with respect to some or all Designated Portfolios, by sixty (60) days advance written notice delivered to the other parties; or

         (b) termination by the Company by written notice to the Fund, the Adviser and the Underwriter based upon the Company's reasonable and good faith determination that Shares of any Designated Portfolio are not reasonably available to meet the requirements of the Contracts; or

         (c) termination by the Company by written notice to the Fund, the Adviser and the Underwriter in the event any of the Designated Portfolio's Shares are not registered, issued or sold in accordance with applicable state and/or federal securities laws or such law precludes the use of such Shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

         (d) termination by the Fund, the Adviser or Underwriter in the event that formal administrative proceedings are instituted against the Company or any affiliate by FINRA, the SEC, the Insurance Commissioner or like official of any state or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of the Fund's Shares; provided, however, that the Fund, the Adviser or Underwriter determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement; or

         (e) termination by the Company in the event that formal administrative proceedings are instituted against the Fund, the Adviser or Underwriter or any affiliate by FINRA, the SEC, or any state securities or insurance department or any other regulatory body; provided, however, that the Company determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Fund or Underwriter to perform its obligations under this Agreement; or

         (f) termination by the Company by written notice to the Fund, the Adviser and the Underwriter with respect to any Designated Portfolio in the event that such Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M or fails to comply with the Section 817(h) diversification requirements specified in Article VI hereof, or if the Company reasonably believes that such Designated Portfolio may fail to so qualify or comply; or

         (g) termination by any of the Fund, the Adviser or the Underwriter by written notice to the Company, if any of the Fund, the Adviser or the Underwriter respectively, shall determine, in their sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

         (h) termination by the Company by written notice to the Fund, the Adviser and the Underwriter, if the Company shall determine, in its sole judgment exercised in good faith, that the Fund, the Adviser or the Underwriter has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

         (i) termination by the Company upon any substitution of the Shares of another investment company or series thereof for Shares of a Designated Portfolio of the Fund in accordance with the terms of the Contracts, provided that the Company has given at least 45 days prior written notice to the Fund and Underwriter of the date of substitution; or

         (j) termination by any party in the event that the Fund's Board of Trustees determines that a material irreconcilable conflict exists as provided in Article VII; or

         (k) at the option of the Company, as one party, or the Fund, the Adviser and the Underwriter, as one party, upon the other party's material breach of any provision of this Agreement upon 30 days' written notice and the opportunity to cure within such notice period; or

         (l) at the option of the Fund or the Adviser in the event the Contracts are not treated as life insurance or annuity contracts under applicable provisions of the Code.

     10.2. Notwithstanding any termination of this Agreement, the Fund and the Underwriter shall, at the option of the Company, continue, for a two year period from the date of termination and from year to year thereafter if deemed appropriate by the Fund and the Adviser, to make available additional Shares of a Designated Portfolio pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"), unless the Underwriter elects to compel a substitution of other securities for the Shares of the Designated Portfolios, in which case, the substituted securities shall be available for such period to the Company. Specifically, the owners of the Existing Contracts may be permitted to reallocate investments in the Designated Portfolios, redeem investments in the Designated Portfolios and/or invest in the Designated Portfolios upon the making of additional purchase payments under the Existing Contracts (subject to any such election by the Underwriter). The parties agree that this Section 10.2 shall not apply to any terminations under
Article VII and the effect of such Article VII terminations shall be governed by Article VII of this Agreement. The parties further agree that this Section 10.2 shall not apply to any terminations under
Section 10.1(d) or (l) of this Agreement.

     10.3. The Company shall not redeem Fund Shares attributable to the Contracts (as opposed to Fund Shares attributable to the Company's assets held in the Account) except (i) as necessary to implement Contract owner initiated or approved transactions, (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a "Legally Required Redemption"), (iii) as permitted by an order of the SEC pursuant to Section 26(c) of the 1940 Act, but only if a substitution of other securities for the Shares of the Designated Portfolios is consistent with the terms of the Contracts or (iv) as permitted under the terms of the Contract. Upon request, the Company will promptly furnish to the Fund and the Underwriter reasonable assurance that any redemption pursuant to clause (ii) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Contacts, the Company shall not prevent Contract owners from allocating payments to a Designated Portfolio that is otherwise available under the Contracts without first giving the Fund or the Underwriter 90 days notice of its intention to do so.

     10.4. In the event of termination of this Agreement, (i) so long as Shares of the Fund are made available to Existing Contracts pursuant to Section 10.2, the provisions of this Agreement shall continue as to Existing Contracts; and
(ii) each party's obligations under Article II (Representations, Warranties and Covenants), Article V (Fees and Expenses), Article VIII (Indemnification),
Article IX (Applicable Law) and under Section 12.1 of Article XII related to confidentiality shall survive termination regardless of whether Shares continue to be offered to Existing Contracts.

                              ARTICLE XI.  Notices

              Any notice shall be sufficiently given when sent by registered or certified mail or overnight mail through a nationally-recognized delivery service to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

     If to the Fund:

     DWS Variable Series I
     DWS Variable Series II
     DWS Investments VIT Funds
     Two International Place
     Boston, MA 02110-4103
     Attn.: Secretary

If to the Company:                           With a copy to:

RiverSource Life Insurance Co. of New York   RiverSource Life Insurance Co. of New York
1765 Ameriprise Financial Center             50605 Ameriprise Financial Center
Minneapolis, MN  55474                       Minneapolis, MN  55474
Attn: Lynn Murphy Abbott,                    Attn: General Counsel
Vice President - National Sales Manager
and Fund Management

If to the Contracts Distributor:             With a copy to:

RiverSource Distributors, Inc.               RiverSource Distributors, Inc.
50606 Ameriprise Financial Center            50606 Ameriprise Financial Center
Minneapolis, MN  55474                       Minneapolis, MN  55474
Attn: Lynn Murphy Abbott, President          Attn: General Counsel

If to the Underwriter:

DWS Investments Distributors, Inc.
Two International Place
Boston, MA 02110-4103
Attn.:  Secretary

If to the Adviser:

Deutsche Investment Management Americas Inc.
Two International Place
Boston, MA 02110-4103
Attn.: Secretary

                          ARTICLE XII.  Miscellaneous

     12.1. Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names, addresses and TINs of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party until such time as such information has come into the public domain.

In addition, each Fund and the Underwriter shall not, directly or indirectly, disclose or use any nonpublic personal information, including but not limited to TINs, regarding the consumers or customers of the Company (as defined in Rule 3(g) and 3(j), respectively, of Regulation S-P of the Securities and Exchange Commission) ("Confidential Information"), other than to carry out the functions contemplated by this Agreement. The foregoing obligation of confidentiality shall not extend to any portion of the Confidential Information that is, or becomes, generally available to the general public from: (a) federal, State or local governmental records, (b) widely distributed media, or
(c) disclosures to the general public that are required to be made by federal, State or local law.

     12.2. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     12.3. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

     12.4. This Agreement incorporates the entire understanding and agreement among the parties hereto, and supersedes any and all prior understandings and agreements between the parties hereto with respect to the subject matter hereof.

     12.5. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.


     12.6. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, FINRA, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the State Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the variable annuity operations of the Company are being conducted in a manner consistent with the State variable annuity laws and regulations and any other applicable law or regulations.

     12.7. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies, and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

     12.8. This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto.

     12.9. The Company shall furnish, or shall cause to be furnished, to the Fund or its designee upon request copies of the following reports:

         (a) the Company's annual statement (prepared under statutory accounting principles) and annual report (prepared under generally accepted accounting principles ("GAAP")) filed with any state or federal regulatory body or otherwise made available to the public, as soon as practicable and in any event within 90 days after the end of each fiscal year; and

         (b) any registration statement (without exhibits) and financial reports of the Company filed with the Securities and Exchange Commission or any state insurance regulator, as soon as practicable after the filing thereof.

     12.10. All persons are expressly put on notice of the Fund's Agreement and Declaration of Trust and all amendments thereto, all of which are on file with the Secretary of the Commonwealth of Massachusetts, and the limitation of shareholder and trustee liability contained therein. This Agreement has been executed by and on behalf of the Fund by its representatives as such representatives and not individually, and the obligations of the Fund with respect to a Designated Portfolio hereunder are not binding upon any of the trustees, officers or shareholders of the Fund individually, but are binding upon only the assets and property of such Designated Portfolio. All parties dealing with the Fund with respect to a Designated Portfolio shall look solely to the assets of such Designated Portfolio for the enforcement of any claims against the Fund hereunder.

     12.11. The Company is expressly put on notice that prospectus disclosure regarding the potential risks of mixed and shared funding may be appropriate.

     12.12. No provision of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by all parties.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date first above written.

COMPANY:                      RIVERSOURCE LIFE INSURANCE
                              CO. OF NEW YORK

                              By:_______________________________

                              Title:____________________________

CONTRACTS DISTRIBUTOR:        RIVERSOURCE DISTRIBUTORS, INC.

                              By:_______________________________

                              Title:____________________________

FUND:                         DWS VARIABLE SERIES I

                              By:_______________________________

                              Title:____________________________

                              DWS VARIABLE SERIES II

                              By:_______________________________

                              Title:____________________________

                              DWS INVESTMENTS VIT FUNDS

                              By:_______________________________

                              Title:____________________________

UNDERWRITER:                  DWS INVESTMENTS DISTRIBUTORS, INC.

                              By:_______________________________

                              Title:____________________________

                              By:_______________________________

                              Title:____________________________

ADVISER:                      DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC.

                              By:_______________________________

                              Title:____________________________

                              By:_______________________________

                                   SCHEDULE A

NAME OF SEPARATE ACCOUNT AND DATE ESTABLISHED BY BOARD OF DIRECTORS

RiverSource of New York Variable Annuity Account       April 17, 1996
RiverSource of New York Account 4                      November 12, 1981
RiverSource of New York Variable Annuity Account 2     December 1, 1995
RiverSource of New York Account 8                      September 12, 1985

CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

     RiverSource of New York Variable Annuity Account
     RiverSource Retirement Advisor 5 Advantage(R) Variable Annuity RiverSource Retirement Advisor 5 Select(R) Variable Annuity RiverSource Retirement Advisor 5 Access(R) Variable Annuity RiverSource Retirement Advisor 4 Advantage(R) Variable Annuity RiverSource Retirement Advisor 4 Select(R) Variable Annuity RiverSource Retirement Advisor 4 Access(R) Variable Annuity RiverSource Retirement Advisor Advantage Plus(R) Variable Annuity RiverSource Retirement Advisor Select Plus(R) Variable Annuity RiverSource Retirement Advisor Advantage(R) Variable Annuity RiverSource Retirement Advisor Select(R) Variable Annuity RiverSource Retirement Advisor Variable Annuity(R)

     RiverSource of New York Account 4
     RiverSource(R) Flexible Annuity

     RiverSource of New York Variable Annuity Account 2
     RiverSource(R) Endeavor Select Variable Annuity
     RiverSource(R) FlexChoice Select Variable Annuity
     RiverSource(R) Innovations Variable Annuity
     RiverSource(R) Innovations Select Variable Annuity

     RiverSource of New York Account 8
     RiverSource(R) Variable Universal Life
     RiverSource Succession Select(R) Variable Life Insurance
     RiverSource(R) Variable Universal Life IV
     RiverSource(R) Variable Universal Life IV - Estate Series

                                   SCHEDULE B
                             DESIGNATED PORTFOLIOS
                              AND CLASSES THEREOF

A.   DWS VARIABLE SERIES I
     DWS Capital Growth VIP
     DWS Global Opportunities VIP
     DWS Growth & Income VIP
     DWS Health Care VIP
     DWS International VIP
     DWS Bond VIP

B.   DWS VARIABLE SERIES II
     DWS Blue Chip VIP
     DWS Core Fixed Income VIP
     DWS Global Thematic VIP
     DWS Government & Agency Securities VIP
     DWS High Income VIP
     DWS International Select Equity VIP
     DWS Large Cap Value VIP
     DWS Mid Cap Growth VIP
     DWS Money Market VIP
     DWS Small Cap Growth VIP
     DWS Strategic Income VIP
     DWS Technology VIP
     DWS Balanced VIP
     DWS Dreman High Return Equity VIP
     DWS Dreman Small Mid Cap Value VIP
     DWS Alternative Asset Allocation VIP

C.   DWS INVESTMENTS VIT FUNDS
     DWS Equity 500 Index VIP
     DWS VIT Small Cap Index VIP

                                   SCHEDULE C
                                    EXPENSES

                                                                                      PARTY
                                                                                   RESPONSIBLE
ITEM                                                 FUNCTION                      FOR EXPENSE
------------------------------     -------------------------------------------     -----------
        FUND PROSPECTUS
  Update                           Typesetting                                     Fund

                                   Printing                                        Company
  New Sales:                       Distribution                                    Company

                                   Printing                                        Fund
  Existing Owners:                 Distribution                                    Fund

      STATEMENTS OF ADDITIONAL
      INFORMATION                  Same as Prospectus

  PROXY MATERIALS OF THE FUND      Typesetting                                     Fund
                                   Printing                                        Fund
                                   Distribution                                    Fund

  ANNUAL REPORTS AND
  OTHER COMMUNICATIONS
  WITH SHAREHOLDERS OF THE FUND

  All                              Typesetting                                     Fund

  Marketing(1)                     Printing                                        Company
                                   Distribution                                    Company

  Existing Owners:                 Printing                                        Fund
                                   Distribution                                    Fund

      OPERATIONS OF FUND           All operations and related expenses,            Fund
                                   including the cost of registration and
                                   qualification of the Fund's shares,
                                   preparation and filing of the Fund's
                                   prospectus and registration statement, proxy
                                   materials and reports, the preparation of all
                                   statements and notices required by any
                                   federal or state law and all taxes on the
                                   issuance of the Fund's shares, and all costs
                                   of management of the business affairs of the
                                   Fund.

---------
(1) Solely as it relates to the contracts listed on Schedule A, as it is attached to the same Agreement as this Schedule C.

                                   SCHEDULE D
                             RULE 22C-2 PROVISIONS

For Schedule D, the following terms shall have the following meanings, unless a different meaning is clearly required by the contexts:

The term "Good Cause" means an instance where the Fund has experienced unusual levels or patterns of purchase or redemption activity and the Fund reasonably believes such activity is an indication that trading activity in an account is inconsistent with Fund policies, thereby requiring additional Shareholder information to investigate compliance with Fund policies.

The term "Shares" means the interests of Shareholders corresponding to the redeemable securities of record issued by the Fund under the Investment Company Act of 1940 that are held by the Company on behalf of its separate accounts.

The term "Shareholder" means the holder of interests in a variable annuity or variable life insurance contract issued by the Company ("Contract"), or a participant in an employee benefit plan with a beneficial interest in a Contract.

The term "Shareholder-Initiated Transfer Purchase" means a transaction that is initiated or directed by a Shareholder that results in a transfer of assets within a Contract to a Fund, but does not include the following: (i) transactions that are executed automatically pursuant to a contractual or systematic program or enrollment such as transfer of assets within a Contract to a Fund as a result of "dollar cost averaging" programs, insurance company approved asset allocation programs, or automatic rebalancing programs; (ii) transactions that are executed pursuant to a Contract death benefit; (iii) step-up in Contract value pursuant to a Contract death benefit; (iv) allocation of assets to a Fund through a Contract as a result of payments such as loan repayments, scheduled contributions, retirement plan salary reduction contributions, or employer matching contributions, or planned premium payments to the Contract; or (v) prearranged transfers at the conclusion of a required free look period.

The term "Shareholder-Initiated Transfer Redemption" means a transaction that is initiated or directed by a Shareholder that results in a transfer of assets within a Contract out of a Fund, but does not include transactions that are executed: (i) automatically pursuant to a contractual or systematic program or enrollments such as transfers of assets within a Contract out of a Fund as a result of annuity payouts, loans, systematic withdrawal programs, dollar-cost averaging programs, insurance company approved asset allocation programs or automatic rebalancing programs; (ii) as a result of any deduction of charges or fees under a Contract; (iii) within a Contract out of a Fund as a result of scheduled withdrawals or surrenders from a Contract; (iv) as a result of payment of a death benefit from a Contract; or (v) as a result of loans.

The Fund, Underwriter and the Company hereby agree as follows:

SHAREHOLDER  INFORMATION

1. AGREEMENT TO PROVIDE INFORMATION. Company agrees to provide the Fund or its designee, upon written request of the Underwriter or the Fund, the taxpayer identification number ("TIN"), the Individual/International Taxpayer Identification Number ("ITIN"), or other government-issued identifier ("GII") and the Contract owner number or participant account number associated with the Shareholder, if known, of any or all Shareholder(s) of the account, and the amount, date, name or other identifier of any investment professional(s) associated with the Shareholder(s) or the account (if known) and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Shares held through an account for Shareholder maintained by the Company during the period covered by the request. Unless otherwise specifically requested by the Fund for Good Cause, the Company shall only be required to provide information relating to Shareholder-Initiated Transfer Purchases or Shareholder-Initiated Transfer Redemptions.

2. PERIOD COVERED BY REQUEST. Requests must set forth a specific period, not to exceed 90 days from the date of the request, for which transaction information is sought. The Underwriter and/or the Fund may request transaction information older than 90 days from the date of the request as they deem necessary to investigate compliance with policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Fund, provided that the Fund shall pay the reasonable expenses of the Company in complying with requests for information regarding transactions that occurred more than 90 days prior to the date of such request.

3. TIMING OF REQUESTS. The Fund requests for Shareholder information shall be made no more frequently than quarterly except as the Fund has Good Cause that a more frequent request is necessary to enforce the Fund's restrictions on market timing and similar abusive transactions.

4.  FORM AND TIMING OF RESPONSE.

     (a) Company agrees to provide, promptly upon request of the Fund or its designee, the requested information specified in section 1 above. If requested by the Fund or its designee, Company agrees to use best efforts to determine promptly whether any specific person about whom it has received the identification and transaction information specified in section 1 is itself a financial intermediary (as defined in Rule 22c-2) ("indirect intermediary") and, upon further request of the Fund, the Underwriter or their designee, promptly either (i) provide (or arrange to have provided) the information set forth in paragraph 1 for those Shareholders who hold an account with an indirect intermediary or (ii) restrict or prohibit the indirect intermediary from purchasing, in nominee name on behalf of other persons, securities issued by the Fund. Company additionally agrees to inform the Fund whether it plans to perform (i) or
     (ii).

     (b) Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the Fund, the Underwriter or their designee and the Company.

     (c) To the extent practicable, the format for any transaction information provided to the Fund, the Underwriter or their designee should be consistent with the NSCC Standardized Data Reporting Format

5. LIMITATIONS ON USE OF INFORMATION. The Underwriter and the Fund agree not to use the information received pursuant to this Agreement for any purpose other than as necessary to comply with the provisions of Rule 22c-2 or to fulfill other regulatory requests or legal requirements subject to the privacy provisions of Title V of the Gramm-Leach-Bliley Act (Public Law 106-102) and comparable state laws. The Underwriter and the Fund further agree to protect the information provided pursuant to this Agreement, whether provided to the Underwriter, the Fund or their designee, with at least the same degree of care that is used to protect its own confidential and personally identifiable information, but in no event less than is required for compliance with all applicable laws.

6. BREACH OF SECURITY. The Fund has established and maintains procedures for the notification of affected persons in the event of a breach of security involving confidential information. The Underwriter and the Fund agree to notify the Company promptly following the discovery or notification of any material breach of security involving information provided to the Fund or its designee by the Company pursuant to this Schedule D. The Underwriter and the Fund agree to reimburse the Company, its affiliated entities, and all other entities acting on behalf of any of them against losses relating to such breach of security, including: (i) direct costs for the notification of any Shareholders whose information was subject to the breach of security; and (ii) any other costs that may be incurred, including, but not limited to, any fine, penalties, judgment or other losses, each to the extent relating to a breach of security involving information provided to the Fund or its designee pursuant to this Schedule D.

7. AGREEMENT TO RESTRICT TRADING. Company agrees to execute written instructions from the Underwriter or the Fund to restrict or prohibit further purchases or exchanges of Shares by a Shareholder that has been identified by the Underwriter or the Fund as having engaged in transactions of the Fund's Shares (directly or indirectly through the Company's separate account) that violate policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by the Fund, except that this provision shall not require the Company to breach any terms of its existing contracts with Contract owners. Unless otherwise directed by the Fund, any such restrictions or prohibitions shall only apply to Shareholder-Initiated Transfer Purchases that are effected directly or indirectly through Company. In no event shall such restrictions or prohibitions prohibit redemptions from the Fund. Instructions must be received by Company at the following address, or such other address that Company may communicate to the Underwriter or the Fund in writing from time to time, including, if applicable, an e-mail and/or facsimile telephone number:

                    RiverSource Life Insurance Co. of New York
                    9500 Ameriprise Financial Center
                    Minneapolis, MN  55474
                    jeremiah.j.bell@ampf.com
                    FAX: 612-671-5089

8. FORM OF INSTRUCTIONS. Instructions to restrict or prohibit trading must include the TIN, ITIN, or GII and the specific individual Contract owner number or participant account number associated with the Shareholder, if known, and the specific restriction(s) to be executed, including how long the restriction(s) is(are) to remain in place. If the TIN, ITIN, GII or the specific individual Contract owner number or participant account number associated with the Shareholder is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or account(s) or other agreed upon information to which the instruction relates. Upon request of the Company, the Fund agrees to provide to the Company, along with any written instructions to prohibit further purchases or exchanges of Shares by Shareholder, information regarding those trades of the Contract owner that violated the Fund's policies relating to eliminating or reducing any dilution of the value of the Fund's outstanding Shares.

9. TIMING OF RESPONSE. Company agrees to execute instructions from the Fund to restrict or prohibit trading as soon as reasonably practicable, but not later than five (5) business days after receipt of the instructions by the Company.

10. CONFIRMATION BY COMPANY. Company must provide written confirmation to the Underwriter and the Fund that instructions to restrict or prohibit trading have been executed. Company agrees to provide confirmation as soon as reasonably practicable, but not later than ten (10) business days after the instructions have been executed.

11. FORCE MAJEURE. Notwithstanding any other provisions of this Schedule D to the contrary, neither the Company, the Fund nor the Underwriter shall be liable for any delay (not to exceed fifteen (15) business days) in performance or non-performance, in whole or in part, resulting from such party's failure or inability to perform under this Schedule D because of acts of God, acts of governmental or military authority, national emergencies, insurrection, war, riots, equipment failure or damage beyond its reasonable control, or other causes beyond its reasonable control. This section 11 shall not excuse any party from any liability which results from failure to have in place reasonable disaster recovery and safeguarding plans adequate for protection of all data which each party to this Schedule D is responsible for maintaining.

12. MONITORING REQUIREMENT. Nothing herein, nor any action by the Company, shall be construed as, or infer that Company has, undertaken any duty or obligation, whether express or implied, at law or in equity, to separately monitor for and detect trading activities inconsistent with or in violation of the Fund's policies and/or procedures on limiting the dilution of value of outstanding securities of the Fund.

13. CONSTRUCTION OF THE SCHEDULE; FUND PARTICIPATION AGREEMENT. This Schedule D supplements the Fund Participation Agreement. To the extent the terms of this Schedule D conflict with the terms of the Fund Participation Agreement, the terms of this Schedule D shall control.

                                   SCHEDULE E

All capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such term in the Agreement.

1. For purposes of this Schedule E, the terms Summary Prospectus and Statutory Prospectus shall have the same meaning as set forth in Rule 498.

2. The Fund shall provide the Company with copies of the Summary Prospectuses and any supplements thereto in the same manner and at the same times as the Agreement requires that the Fund provide the Company with Statutory Prospectuses.

3. The Fund and Underwriter represent and warrant that the Summary Prospectuses and the web site hosting of such Summary Prospectuses will comply with the requirements of Rule 498 applicable to the Fund and its Portfolios. The Fund and Underwriter further represent and warrant that it has appropriate policies and procedures in place to ensure that such web site continuously complies with Rule 498.

4. The Fund agrees that the URL indicated on each Summary Prospectus will lead Contract owners directly to the web page used for hosting Summary Prospectuses and that such web page will host the current Fund documents required to be posted in compliance with Rule 498.

5. The Fund and Underwriter represent and warrant that each will be responsible for compliance with the provisions of Rule 498(f)(i) involving Contract owner requests for additional Fund documents made directly to the Fund or the Underwriter, or one of their affiliates. The Fund and Underwriter further represent and warrant that any information obtained about Contract owners pursuant to this provision will be used solely for the purposes of responding to requests for additional Fund documents.

6. The Company represents and warrants that it will be responsible for compliance with the provisions of Rule 498(f)(i) involving Contract owner requests for additional Fund documents made directly to the Company or one of its affiliates.

7. The Company represents and warrants that any bundling of Summary Prospectuses and Statutory Prospectuses will be done in compliance with Rule 498.

8. At the Company's request, the Fund will provide the Company with URLs to the current Fund documents for use with Company's electronic delivery of Fund documents or on the Company's website. The Fund and Underwriter will each be responsible for ensuring the integrity of the URLs and for maintaining the Fund's current documents on the site to which such URLs originally navigate to.

9. If the Fund determines that it will end its use of the Summary Prospectus delivery option, the Fund will use its best efforts to provide the Company with at least 60 days' advance notice of its intent so that the Company can arrange to deliver a Statutory Prospectus in place of a Summary Prospectus. In order to comply with Rule 498(e)(1), the Fund shall continue to maintain its website in compliance with the requirements of this Agreement and Rule 498 for a minimum of 90 days after the termination of any such notice period.

10. The parties agree that all other provisions of the Agreement, including the Indemnification provisions, will apply to the terms of this Schedule E as applicable.

11. The parties agree that the Company is not required to distribute Summary Prospectuses to its Contract owners, but rather use of the Summary Prospectus will be at the discretion of the Company; provided that if the Company does not deliver the Summary Prospectus, it must deliver the Statutory Prospectus instead. The Company agrees that it will give the Fund sufficient notice of its intended use of the Summary Prospectuses or the Statutory Prospectus.